Exhibit 10.16(a)

AEON BIOPHARMA, INC.

FIRST AMENDMENT

TO THE

SETTLEMENT AND LICENSE AGREEMENT

This First Amendment to the Settlement and License Agreement (this “Amendment”), is made and entered into as of May 5, 2022, by and between AEON Biopharma, Inc., a Delaware corporation (the “Company”), and Medytox, Inc., a company organized under the laws of South Korea (“Medytox”).

WHEREAS:  The Company and Medytox entered into that certain Settlement and License Agreement, dated as of June 21, 2021 (the “Agreement”);

WHEREAS:  Pursuant to Section 13.9 of the Agreement, the Agreement may be amended by written agreement of the Company and Medytox; and

WHEREAS:  the Company and Medytox desire to amend the Agreement as set forth herein.

NOW, THEREFORE:  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

1.Capitalized Terms.Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

2.Amendment.  Section 4.1.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.1.1 Issuance of Equity.  AEON shall issue 26,680,511 shares of Common Stock (the “Issued Shares”) to Medytox pursuant to the terms of the Share Issuance Agreement attached hereto as Exhibit A (the “Share Issuance Agreement”).  Further, in the event that the Company completes an Initial Public Offering (as defined in the Share Issuance Agreement) or any other event occurs that results in the conversion of all or substantially all outstanding shares of Preferred Stock (as defined in the Share Issuance Agreement) into Common Stock (a “Conversion Event”) and the Issued Shares cease to represent at least ten (10%) percent of the Company’s then-outstanding shares of capital stock immediately following the closing of such Offering or Event, then upon the first to occur of either the Initial Public Offering or the Conversion Event, AEON shall issue to Medytox a number of additional shares of Common Stock (the “Additional Shares”) such that the Issued Shares plus such Additional Shares equal ten (10%) percent of the Company’s then-outstanding shares of capital stock immediately following the closing of the Company’s Initial Public Offering or the Conversion Event, as applicable.  The issuance of the Additional Shares shall be in a single instance and shall be subject to Medytox entering into such additional documentation as reasonably requested by the Company.”

3.Effective Date.  This Amendment shall be effective upon the execution hereof by the Company and Medytox.

4.No Further Amendment.  Except as expressly amended or modified hereby, all terms and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.  In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

5.Effect of Amendment.  This Amendment shall form a part of the Agreement for all purposes, and each party thereto and hereto shall be bound hereby.  From and after the execution of this Amendment by the parties hereto, any reference in the Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” and words or expressions of similar import shall be deemed a reference to the Agreement as amended hereby.

6.Governing Law.  This Amendment and any controversy, claim, dispute or cause of action (whether in contract or tort or otherwise) arising out of or relating to this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

7.Captions.  All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof.

8.Severability.  If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

9.Counterparts.  This Amendment may be executed in counterparts, and execution by each of the parties hereto of any one of such counterparts will constitute due execution of this Amendment.  Each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Execution and delivery of this Amendment by facsimile by either party hereto shall be legal, valid, and binding to the same extent as an original signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has executed this First Amendment to the Settlement and License Agreement as of the date first written above.

COMPANY:

AEON BIOPHARMA, INC.

By:	/s/Marc Forth
Name:	Marc Forth
Title:	President and Chief Executive Officer

MEDYTOX:

MEDYTOX, INC.

By:	/s/Hyun Ho Jung
Name:	Hyun Ho Jung
Title:	CEO & President

[Signature Page to First Amendment to the Settlement and License Agreement]